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                                                                   EXHIBIT 21.01

                          GENELABS TECHNOLOGIES, INC.

                 LIST OF REGISTRANT'S SIGNIFICANT SUBSIDIARIES

                                                                                   PERCENT OWNED
                                                              STATE OR COUNTRY      BY GENELABS
                            NAME                              OF ORGANIZATION    TECHNOLOGIES, INC.
                            ----                              ----------------   ------------------
Accelerated Clinical Research Organization, Inc.............    Delaware                100%
Genelabs Asia (Pte.) Ltd....................................   Singapore                100%*
Genelabs Biotechnology Co., Ltd.............................     Taiwan                  40%
Genelabs Diagnostic, Inc....................................    Delaware                100%
Genelabs Diagnostics (Pte.) Ltd.............................   Singapore                100%**

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 * Wholly-owned by Genelabs Diagnostic, Inc.

** Wholly-owned by Genelabs Asia (Pte.) Ltd.